Exhibit 99.1

March 7, 2022
RECOMMENDATION TO REJECT UNSOLICITED OFFER FROM
COMRIT INVESTMENTS, 1 LP (“Comrit”)
If you are considering selling your shares to Comrit, please read all the information in this letter.
Dear Stockholder:
You may soon receive, or have already received, materials from Comrit related to an unsolicited tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”).
The KBS REIT III board of directors has reviewed the offer from Comrit and unanimously recommends that you REJECT their offer.
The following is a list of important considerations in arriving at this recommendation:
•As admitted by Comrit in its offering documents, it is making the offer exclusively for investment purposes with the intent of profiting off the shares it purchases from you and other stockholders. By buying your and other stockholders’ shares at a substantial discount, Comrit intends to make a significant profit. The fact that Comrit is offering to purchase 768,245 shares and currently owns 1,130,248 shares, purchased in the initial public offering, through tender offers and in the secondary market, indicates that it believes the shares are worth far more than its offer price of $7.81 per share.
•It is important to consider that the estimated net asset value per share of KBS REIT III’s common stock, as approved by the board of directors on November 1, 2021, is $10.78.1 Although this does not represent the price that a stockholder could obtain in the secondary market or through KBS REIT III’s current share redemption program unless the redemption is a special redemption (the redemption program is discussed below), the net asset value of KBS REIT III’s shares is approximately 28% more than the price Comrit is offering to purchase your shares at with their price of $7.81 per share. Please note that 28% is a significant discount to the estimated share price.
•KBS REIT III’s share redemption program is currently open for both ordinary and special redemptions. Under the current share redemption program, ordinary redemptions are made at a price per share equal to 96% of the most recent estimated value per share, whereas special redemptions, sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (as defined in the share redemption program), are made at the most recent estimated value per share. It is also important to note that the board of directors may increase or decrease the funding for the redemption of shares or amend, suspend, or terminate the share redemption program for any reason upon ten business days’ notice to stockholders.2

______________________
1 On November 1, 2021, KBS REIT III’s board of directors approved an estimated value per share of KBS REIT III’s common stock of $10.78 based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2021, with the exception of adjustments to KBS REIT III’s net asset value to give effect to (i) the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of October 22, 2021 and (ii) the contractual sales price less estimated disposition costs and fees of one property that was under contract to sell as of November 1, 2021. For a detailed description of the methodologies, limitations and assumptions used to value KBS REIT III’s assets and liabilities in connection with the calculation of the estimated value per share, please see KBS REIT III’s Current Report on Form 8-K filed with the SEC on November 4, 2021.
2 For a detailed description of the current share redemption program, please see KBS REIT III’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2021.

•As Comrit disclosed in their own offering materials, in connection with their offer, Comrit did not retain an independent person to evaluate or render an opinion with respect to the offering price and has not made an independent appraisal of KBS REIT III shares or the properties owned by KBS REIT III. Comrit also disclosed that it is not qualified to appraise real estate.
•Finally, the Securities and Exchange Commission (the “SEC”) has cautioned investors about the heightened risk involved with offers of this nature. Additional information about mini-tender offers is available on the SEC’s website, which can be found at www.sec.gov/investor/pubs/minitend.htm. We encourage you to read the information and exercise caution with respect to this and other mini-tender offers.
Please note that Comrit is not affiliated with KBS REIT III, KBS Capital Advisors LLC or KBS Capital Markets Group LLC. Comrit does not have a copy of the KBS REIT III stockholder list, and their offering materials are mailed by a third party, which has signed an agreement to keep the list confidential.
Again, the board of directors strongly believes the Comrit offer is NOT in the best interest of stockholders and recommends stockholders ignore their offer.
This response, and any updates or changes, will be posted at www.kbs-cmg.com under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K.
If you have any questions related to Comrit’s tender offer, please consult with your financial representative or contact KBS Capital Markets Group LLC at (866) 527-4264.
Thank you for your investment in KBS REIT III.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer
President and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
These statements are subject to the risk that the future estimated value per share of the Company is lower than the current estimated value per share. The value of the Company’s shares will fluctuate over time. As such, the estimated value per share does not take into account developments in the Company’s portfolio since November 1, 2021. With respect to the estimated value per share, the appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount to account for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps LLC (“Duff & Phelps”), and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, KBS Capital Advisors LLC and the Company, are the respective party’s best estimates as of September 30, 2021, October 22, 2021 or November 1, 2021, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.
The Company cannot predict future redemption demand with any certainty. If future redemption requests exceed the redemption limitations under its share redemption program, the number of rejected redemption requests will increase over time. Stockholders may have to hold their shares an indefinite period of time. The Company can provide no assurance that it will be able to provide additional liquidity to stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, each as filed with the SEC.

3